Exhibit 99.1

Contact:	Barbara Bower
Derek McClain
Trammell Crow Company
(214) 863-3000

FOR IMMEDIATE RELEASE

TRAMMELL CROW COMPANY REPORTS FINANCIAL RESULTS
FOR FIRST QUARTER OF 2003 AND STOCK REPURCHASE PLANS

Earnings Per Share of $.03 Exceed Guidance and First Quarter 2002 Results

DALLAS, Texas, May 1, 2003 — Trammell Crow Company (NYSE:TCC), one of the nation’s largest diversified commercial real estate services companies, today announced its financial results for the quarter ended March 31, 2003.

Consolidated Results

Diluted earnings per share for the first quarter of 2003 were $0.03.  For the first quarter of the prior year, the company reported diluted earnings per share of $0.01.  For the first quarter of 2003, revenues totaled $160.8 million, compared with revenues of $172.1 million for the corresponding quarter of 2002.   Net income and EBITDA for the first quarter of 2003 were $1.1 million and $8.7 million, respectively, compared with net income and EBITDA of $0.2 million and $7.5 million, respectively, for the first quarter of 2002.

Commenting on the quarter, Robert Sulentic, the company’s President and Chief Executive Officer, noted, “We are quite pleased to report first quarter profits exceeding both analyst expectations and last year’s first quarter.  While our revenues were down – largely attributable to a continued difficult market and our having eliminated problem contracts in 2002 – we were able to post significant improvements from last year’s first quarter in both consolidated net income and Global Services segment income before income taxes.”

Segment Results

Global Services segment income (loss) before income taxes increased from a pre-tax loss of $0.5 million in the first quarter of 2002 to pre-tax income of $2.3 million in the first quarter of 2003, and Global Services EBITDA increased by over 50% from $4.3 million in 2002’s first quarter to $6.8 million in the first quarter of 2003.  Revenues for the Global Services segment decreased from $158.0 million in the first quarter of 2002 to $147.3 million in the first quarter of 2003.

Development and Investment segment income (loss) before income taxes declined from pre-tax income of $0.8 million for the first quarter of 2002 to a pre-tax loss of $0.3 million in the first quarter of 2003.  Development and Investment revenues – which exclude income from investments in unconsolidated subsidiaries and income from discontinued operations – declined from $14.2 million in the first quarter of 2002 to $13.5 million in the first quarter of 2003.  Development and Investment segment pre-tax income from investments in unconsolidated subsidiaries declined from $1.9 million in the first quarter of 2002 to $1.3 million in the first quarter of 2003.

In accordance with FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, certain gains on disposition of real estate – those where the company expects to have no significant continuing involvement with the real estate asset after the sale – are now included in income from discontinued operations.  Prior to the effectiveness of FAS 144, these gains were reported as gains on disposition of real estate as part of continuing operations.  Results of operations of properties held for sale or of properties that have sold during the reporting period are also now included in income from discontinued operations.  Sales of real estate assets have been and will continue to be a significant part of the company’s Development and Investment activities, and in fact, the company expects the number of transactions subject to discontinued operations reporting to increase over time as fewer and fewer assets qualify for grandfathered reporting as continuing operations under

FAS 144. The Development and Investment segment’s income from discontinued operations – not included in segment revenues but accounted for in the segment’s loss before income taxes – was $1.3 million for the first quarter of 2003; there was no similar item reported for the first quarter of 2002.

Balance Sheet Commentary

Cash and cash equivalents at March 31, 2003, were $69.9 million.  This compares with cash balances of $78.0 million at December 31, 2002, and $29.4 million at March 31, 2002.  Outstanding borrowings under the company’s line of credit were $15.0 million at March 31, 2003, compared to borrowings of $19.0 million at December 31, 2002, and $69.7 million at March 31, 2002.  Unused borrowing capacity under the company’s existing line of credit exceeded $115.0 million at March 31, 2003.

With regard to the company’s financial condition, Mr. Sulentic noted, “I am extremely happy with our cash position and the level of our line of credit borrowings and capacity.  The first quarter has historically been our toughest from a cash flow perspective.  The tendency of deals to close in large numbers in the fourth quarter serves to diminish closings in the first quarter, and we make significant annual bonus and tax payments during the first quarter.  Finishing the quarter with continued strong cash balances is something that we feel quite good about.   We look forward to the rebound in the economy and improvement in real estate fundamentals – whenever those might come – confident that we will have the financial capacity to seize the opportunities we expect to arise.”

Outlook

Commenting on the outlook for the remainder of 2003 and beyond, Mr. Sulentic stated, “For the time being, market conditions remain fairly inhospitable.  Nonetheless, we feel quite good about our long-term prospects.  As we noted in our annual report to stockholders, moving into 2003, we established clear objectives for our company.  We anticipated the availability of talented people – managers and producers – within our industry, and we are making progress in recruiting many of them to join us at Trammell Crow Company.  We are focused on continuing to improve customer service, and we are receiving positive feedback from our customers in this regard.  On the Development and Investment side of our business, we continue to push aggressively to expand the business we conduct in the healthcare and higher education sectors.

“With regard to financial objectives for the full-year 2003, we are still targeting 10% to 20% growth over 2002’s earnings per share.  As we have previously noted, we expect the increase to be driven by operational improvements in our Global Services business, partially offset by an expected decline in profit contribution from our Development and Investment segment.  In a business such as ours where individual transactions and their timing greatly influence quarterly and annual earnings, it is particularly difficult to project quarterly results with any real degree of precision.  We do not view our positive first quarter earnings variance to prior guidance as something that is incremental to our targeted performance for the year.  To a certain degree, this variance is attributable to transactions closing earlier than expected.  We still anticipate our earnings to be heavily weighted toward the last half of the year, and in particular the fourth quarter.  Noting the anticipated timing of identified transactions and the fact that at least a portion of our first quarter positive variance is due to transactions closing earlier than we had expected, it is unlikely that our 2003 second quarter earnings per share will match those of 2002’s second quarter.  Beyond that, we are declining to give quarterly guidance.”

Stock Repurchase Plans

The company also announced that it plans to re-initiate purchases under its $15 million stock repurchase program announced in May 2001.  Through 2001, the company had purchased 459,500 shares at an average price of $10.11 per share.  No purchases were made during 2002 or during the first quarter of 2003.  With regard to the planned re-initiation of purchases, Mr. Sulentic said, “As already noted, our balance sheet remains quite strong.  We have substantial cash balances and modest line of credit debt.  Real estate markets have not yet rebounded to the point where attractive investment opportunities are surfacing in large numbers, and we have seen few long-term investment opportunities that we regard as compelling as our stock.  While we cannot predict the timing of the recovery, we are confident that we will be able to leverage the considerable resources of our company to produce a strong rebound in earnings when favorable conditions return and activity levels increase.”

At 11:00 a.m., Eastern Daylight Time, today, Mr. Sulentic and other members of company management will host a Webcast conference call to review the company’s first quarter results.  The call may be accessed via the Investor Relations section of Trammell Crow Company’s Web site at www.trammellcrow.com.  A replay of the call will also be accessible in the same manner through May 8.

Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the United States. In offices throughout the United States and Canada, Trammell Crow Company is organized to deliver building management, brokerage, project management, and development and investment services through its Global Services Group and Development & Investment Group to both investors in and users of commercial real estate.  The company delivers services in Europe and Asia through its strategic alliance with Savills plc, a leading property services company based in the United Kingdom, and the jointly owned outsourcing company Trammell Crow Savills Limited.  In addition, the company has offices in Chile, Argentina, Brazil and Mexico.   Trammell Crow Company is traded on the New York Stock Exchange under the ticker symbol “TCC” and is located on the World Wide Web at www.trammellcrow.com.

All references to “EBITDA” in this press release are to earnings before interest, income taxes, depreciation and amortization.  The statements of operations and summarized segment data attached to this press release contain reconciliations of EBITDA to net income and income before income taxes.

Certain statements contained in this press release, including without limitation statements containing the words “believe,” “anticipate,” “forecast,” “will,” “expect,” “envision,” “project,” “budget,” “target,” “estimate,” “should,” “intend,” “foresee” and words of similar import, are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other matters which may cause the actual results, performance or achievements of the company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks, uncertainties and other matters include, but are not limited to (i) the timing of individual transactions, (ii) the ability of the company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale, (iii) the ability of the company to compete effectively in the international arena, (iv) the ability of the company to attract new corporate and institutional customers, (v) the ability of the company to manage fluctuations in net earnings and cash flow which could result from the company’s participation as a principal in real estate investments, (vi) the company’s ability to continue to pursue its growth strategy, (vii) the company’s ability to compete in highly competitive national and local business lines and (viii) the company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management).  In addition, the company’s ability to achieve certain anticipated results will be subject to other factors affecting the company’s business that are beyond the company’s control, including but not limited to general economic conditions (including the cost and availability of capital for investment in real estate and customers’ willingness to make real estate commitments) and the effect of government regulation on the conduct of the company’s business.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The company disclaims any obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.  Reference is hereby made to the disclosures contained under the heading “Risk-Factors” in “Item 1. Business” of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.

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